Pacific Life Insurance Company
Retirement Solutions Division
[P.O. Box 2378, Omaha, NE 68103-2378
or 6750 Mercy Rd, RSD, Omaha, NE 68106
www.PacificLife.com
Contract Owners: (800) 722-4448
[Financial Professionals]: (800) 722-2333]

[Pacific Choice 2]

Individual Deferred Variable Annuity Application

All pages of this form must be returned. Print clearly in dark ink and avoid highlighting.

1. PRIMARY ANNUITANT *Must be an individual. Check product guidelines for maximum issue age.*

First Name		Middle Name	Last Name		Sex ☐ M ☐ F
SSN	Date of Birth (mm/dd/yyyy)	Telephone Number	Email Address		
Mailing Address			City	State	Zip Code
Residence Address (if different than above)			City	State	Zip Code

JOINT ANNUITANT *(Optional) Not applicable for Qualified contracts. Default is Joint unless this box is checked:* ☐ Contingent

First Name		Middle Name	Last Name		Sex ☐ M ☐ F
SSN	Date of Birth (mm/dd/yyyy)	Telephone Number	Email Address		
Mailing Address			City	State	Zip Code
Residence Address (if different than above)			City	State	Zip Code

2. OWNER *If Annuitant(s) and Owner(s) are the same, do not complete this section. Check product guidelines for maximum issue age.*

First Name		Middle Name	Last Name		Sex ☐ M ☐ F
Entity (if an individual is not selected)					
SSN/TIN	Date of Birth (mm/dd/yyyy)	Telephone Number	Email Address		
Mailing Address			City	State	Zip Code
Residence Address (if different than above)			City	State	Zip Code

JOINT OWNER *(Optional) Not applicable for Qualified contracts.*

First Name		Middle Name	Last Name		Sex ☐ M ☐ F
SSN	Date of Birth (mm/dd/yyyy)	Telephone Number	Email Address		
Mailing Address			City	State	Zip Code
Residence Address (if different than above)			City	State	Zip Code

ICC22:25-1352 Page 1 of 10 [2/22] [*XXXXX-22A1*]

3. ELECTRONIC INFORMATION OPT-IN CONSENT

FOR EVEN FASTER DELIVERY

Email Address: ______________________________

By providing the email address above and signing this application, I voluntarily consent to receive documents and notices applicable to my contract as permitted by law, including prospectuses, prospectus supplements, reports, statements, immediate confirmations, tax forms, proxy solicitations, privacy notice and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. Mail. Pacific Life will send paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. For jointly owned contracts, both owners are consenting to receive information electronically.

Pacific Life suggests that in order to receive documents electronically, the contract owner should have ready access to a computer with Internet access, an active email account to receive this information electronically, and ability to read and retain it. I understand that:

- There is no charge for electronic delivery, although my Internet provider may charge for Internet access.
- I should provide a current email address and notify Pacific Life promptly when my email address changes.
- I should update any email filters that may prevent me from receiving email notifications from Pacific Life.
- I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent.
- For jointly owned contracts, all information will be provided to the email address listed. Electronic delivery will be cancelled if emails are returned undeliverable.
- This consent will remain in effect until I revoke it.

Please call [(800) 722-4448] and tell a customer service representative if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address. You may opt out of electronic delivery at any time. You may also opt out of electronic delivery on our website at [https://annuities.myaccount.pacificlife.com].

4. TELEPHONE/ELECTRONIC AUTHORIZATION Complete this section to enroll:

CHECK HERE ☐ Yes

As the owner, I will receive this privilege automatically. If a contract has joint owners, each owner may individually make certain telephone and/or electronic requests. By checking "Yes," I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost.

5. HOUSEHOLDING By signing this application, I consent to Pacific Life mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include prospectuses, prospectus supplements, announcements, and reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as "householding," reduces expenses, environmental waste, and the volume of mail I receive. If I do not wish to participate in this service and prefer to receive my own contract owner documents, I have checked the box below.

☐ I elect **NOT** to participate in householding.

6. CONTRACT TYPE *Select ONE.*

[☐ Non-Qualified[1,2]	☐ Inherited IRA[6]	☐ SIMPLE IRA[3]	☐ 401(a)[5]	☐ 457(b)-gov't. entity[5]	☐ Keogh/HR-10[5]
☐ IRA	☐ Roth IRA	☐ SEP-IRA	☐ 401(k)[5]	☐ 457(b)-501(c) tax exempt[5]	☐ Individual(k)[7]]
☐ Post-Death Non-Qualified[8]	☐ Inherited Roth IRA[6]	☐ TSA/403(b)[4]			

[[1] For trust-owned contracts, complete Trustee Certification and Disclosure form.
[2] For Non-Qualified contracts, if owner is a non-natural person or corporation, complete Non-Natural or Corporate-Owned Disclosure Statement form.
[3] Complete SIMPLE IRA Employer Information form.
[4] Complete Tax-Sheltered Annuity Certification TSA/403(b) form.
[5] Complete Qualified Plan and 457(b) Plan Disclosure form.
[6] For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification form.
[7] Complete Individual(k) Qualified Plan Disclosure form.
[8] Complete Post-Death Non-Qualified Exchange Disclosure and Distribution Request form]

ICC22:25-1352 Page 2 of 10 [2/22] [*XXXXX-22A1*]

7. BENEFICIARIES

If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Each beneficiary class must equal 100%. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including IRAs, 403(b), 457, and Qualified plans) or other non-natural owners, the designated recipient will be the owner and beneficiary information provided below may not be valid. A spouse's consent may be required in community property states, if applicable. We recommend you discuss with your legal representative. **If you are naming a minor as your beneficiary, please complete the [Special Beneficiary Designation Request] form.** See your contract and prospectus for details about death benefit and beneficiary proceeds.

1. First Name	Middle Name		Last Name		Relationship
Entity (if an individual is not selected)		SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ *Primary* ☐ *Contingent*	Percentage ______%
Mailing Address	City		State	Zip Code	Telephone Number

2. First Name	Middle Name		Last Name		Relationship
Entity (if an individual is not selected)		SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ *Primary* ☐ *Contingent*	Percentage ______%
Mailing Address	City		State	Zip Code	Telephone Number

3. First Name	Middle Name		Last Name		Relationship
Entity (if an individual is not selected)		SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ *Primary* ☐ *Contingent*	Percentage ______%
Mailing Address	City		State	Zip Code	Telephone Number

4. First Name	Middle Name		Last Name		Relationship
Entity (if an individual is not selected)		SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ *Primary* ☐ *Contingent*	Percentage ______%
Mailing Address	City		State	Zip Code	Telephone Number

5. First Name	Middle Name		Last Name		Relationship
Entity (if an individual is not selected)		SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ *Primary* ☐ *Contingent*	Percentage ______%
Mailing Address	City		State	Zip Code	Telephone Number

6. First Name	Middle Name		Last Name		Relationship
Entity (if an individual is not selected)		SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ *Primary* ☐ *Contingent*	Percentage ______%
Mailing Address	City		State	Zip Code	Telephone Number

ICC22:25-1352 Page 3 of 10 [2/22] [*XXXXX-22A1*]

8. INITIAL PURCHASE PAYMENT AMOUNT [*Make check payable to Pacific Life Insurance Company*]

8A. NON-QUALIFIED CONTRACT PAYMENT TYPE

[☐ Estimated 1035 exchange(s) $__________

☐ Estimated transfer from Mutual Fund or Certificate of Deposit $__________

☐ Amount enclosed $__________

8B. QUALIFIED CONTRACT PAYMENT TYPE

☐ Transfer $__________

☐ Rollover $__________

☐ Contribution $__________ for tax year __________]

9. REPLACEMENT

9A. EXISTING INSURANCE

CHECK ONE ☐Yes ☐No Do you have any existing life insurance or annuity contracts with this or any other company? *(Default is "Yes" if neither box is checked.)*

9B. REPLACEMENT

CHECK ONE ☐Yes ☐No Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance or annuity in this or any other company? If "Yes," provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 transfer/exchange forms.

Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity		
Mailing Address	City	State	Zip Code	Telephone Number

Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity		
Mailing Address	City	State	Zip Code	Telephone Number

Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity		
Mailing Address	City	State	Zip Code	Telephone Number

Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity		
Mailing Address	City	State	Zip Code	Telephone Number

10. OPTIONAL RIDERS

[Subject to state and broker/dealer availability. If the rider selected cannot be added to the contract due to age restrictions, state, or broker/dealer availability, the contract will be issued without the optional rider. Riders are irrevocable after election.]

[10A. GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB) [*You may select only ONE.]*

[To qualify for the rider, the entire contract value must stay invested in allowable allocation options Pacific Life makes available for the riders. Optional Guaranteed Minimum Withdrawal Benefit Riders are not available with Inherited IRA, Inherited Roth IRA, and Post-Death Non-Qualified business.]

☐ **CoreIncome Advantage Select - Single Life** *Owner and Annuitant must be the same person (except if a non-natural owner) and must not be over age 85 at issue. Contracts with joint owners are not permitted.*

☐ **CoreIncome Advantage Select - Joint Life** *Both spouses must not be over age 85 at issue. See note below.]*

*[**Note**: Joint Life selections: Available only if the Contract Type selected in the Beneficiaries section is Non-Qualified (not available if the Owner is a trust or other entity), IRA (including custodial-owned IRAs), Roth IRA, SIMPLE IRA, SEP-IRA, or TSA/403(b). Joint Owners must be spouses, if applicable. If the contract is owned by a sole Owner, the Owner's spouse must be designated as the sole primary beneficiary. Complete the beneficiary information in the Beneficiaries section. If this is a custodial-owned IRA, it is the responsibility of the custodian to verify that the beneficiary designation at the custodian is the spouse of the Annuitant.]]*

CONTINUED ON NEXT PAGE

ICC22:25-1352 Page 4 of 10 [2/22] [*XXXXX-22A1*]

[10B. **GUARANTEED MINIMUM ACCUMULATION BENEFIT (GMAB)** *[Owner(s) and Annuitant(s) must not be over age 85 at issue.]*
[You may select only ONE.]

[☐ **Buffered Investment Benefit - 5 Year** *Not available with Post-Death Non-Qualified business.*

☐ **Buffered Investment Benefit - 7 Year** *Not available with Post-Death Non-Qualified business. Select one Buffer Percentage.*

☐ 10% ☐ 15%

☐ **Buffered Investment Benefit - 10 Year** *Not available with Inherited IRA, Inherited Roth IRA, and Post-Death Non-Qualified business. Select one Buffer Percentage.*

☐ 10% ☐ 15% ☐ 20%]

[10C. **GUARANTEED MINIMUM DEATH BENEFIT** *[Asset Allocation requirements do not apply.]*

[☐ **Earnings Enhancement Death Benefit (EEDB)** *Owner(s) and Annuitant(s) must not be over age 75 at issue.]*

[10D. **DEATH BENEFIT RIDER** *[Select one rider. If a below death benefit rider is not selected, your death benefit will be the contract value as of the Notice Date. Asset Allocation requirements do not apply]*

[☐ **Return of Purchase Payments Death Benefit Rider** *Owner(s) and Annuitant(s) must not be over age 85 at issue.*

☐ **Stepped-Up Death Benefit Rider** *Owner(s) and Annuitant(s) must not be over age 75 at issue.]*

11. ALLOCATION OPTIONS

Use this section to allocate 100% of your investment. Use whole percentages only. Additional investments will be allocated based on the options below, and where applicable if a selection was made in the Dollar Cost Averaging (DCA) section, unless alternate instructions are on file or provided with the investment.

IMPORTANT: [To be eligible for a GMWB rider in Section 10, you must select ONLY from among the Allowable Asset Allocation/Balanced and Alternative Strategies Portfolios. If selecting Allowable Asset Allocation/Balanced and Alternative Strategies Portfolios, indicate the percentage of your investment for each. To be eligible for a GMAB rider in Section 10, you may select any individual investment NOT marked with an asterisk "*". Allocations may be among these portfolios and must total 100%.]

If you want to select individual investments and are NOT choosing an optional rider in Optional Rider Section, you may indicate any combination of investments.] Allocations must total 100%.

[

U.S. Fixed - Income Portfolios	**American Funds®** IS American High-Income Trust℠*	_____%	
	American Funds® IS The Bond Fund of America℠	_____%	
	American Funds® IS U.S. Government Securities Fund℠	_____%	
	Fidelity® VIP Government Money Market Portfolio	_____%	
	Fidelity® VIP Strategic Income	_____%	
	Janus Henderson VIT Flexible Bond Portfolio	_____%	
	JPMorgan Intermediate Bond	_____%	
	Lord Abbett Bond Debenture Portfolio VC*	_____%	
	Lord Abbett Total Return Portfolio VC	_____%	
	Pacific Asset Management Core Income	_____%	
	Pacific Asset Management Floating Rate Income	_____%	
	Pacific Asset Management High Yield Bond*	_____%	
	PIMCO Inflation Managed	_____%	
	PIMCO Managed Bond	_____%	
	PIMCO VIT Income Portfolio	_____%	
	T. Rowe Price Short Duration Bond	_____%	
	Western Asset Management Diversified Bond	_____%	_____%Total
Non-U.S. Fixed - Income Portfolios	**American Funds®** IS Capital World Bond Fund℠	_____%	
	Principal Emerging Markets Debt*	_____%	
	Templeton Global Bond VIP Fund	_____%	_____%Total

CONTINUED ON NEXT PAGE

ICC22:25-1352 Page 5 of 10 [2/22] [*XXXXX-22A1*]

U.S. Equity Portfolios	**AB** Small-Cap Value	_______%	
	American Century Value	_______%	
	American Century VP Mid Cap Value	_______%	
	American Funds® IS Growth Fund℠	_______%	
	American Funds® IS Growth-Income Fund℠	_______%	
	American Funds® IS Washington Mutual Investors Fund℠	_______%	
	BlackRock Equity Index	_______%	
	BlackRock Large-Cap Growth	_______%	
	BlackRock Small-Cap Index	_______%	
	Boston Partners Mid-Cap Value	_______%	
	ClearBridge Large-Cap Value	_______%	
	ClearBridge Variable Aggressive Growth Portfolio	_______%	
	Delaware Mid-Cap Growth	_______%	
	Fidelity® VIP Contrafund ®	_______%	
	Franklin Rising Dividends VIP Fund	_______%	
	Franklin/BlackRock Small-Cap Equity	_______%	
	Invesco Main Street® Core	_______%	
	Janus Focused Growth	_______%	
	JPMorgan Value Advantage	_______%	
	MFS® Growth	_______%	
	MFS® Small-Cap Growth*	_______%	
	Scout Investments Mid-Cap Equity	_______%	
	T. Rowe Price Dividend Growth	_______%	_______%Total
Non-U.S. Equity Portfolios	**American Funds**® IS Capital World Growth and Income Fund℠	_______%	
	American Funds® IS Global Growth Fund℠	_______%	
	American Funds® IS Global Small Capitalization Fund℠	_______%	
	American Funds® IS International Fund℠	_______%	
	American Funds® IS International Growth and Income Fund℠	_______%	
	American Funds® IS New World Fund℠	_______%	
	ClearBridge International Growth	_______%	
	FIAM LLC International Small-Cap	_______%	
	Franklin Mutual Global Discovery VIP Fund	_______%	
	Invesco Emerging Markets	_______%	
	Invesco V.I. Global Fund	_______%	
	Invesco Oppenheimer V.I. International Growth Fund	_______%	
	MFS® International Large-Cap	_______%	
	Wellington International Value	_______%	_______%Total
Alternative Strategies Portfolios	**Neuberger Berman** U.S. Equity Index PutWrite Strategy Portfolio	_______%	
	PIMCO VIT CommodityRealReturn® Strategy Portfolio*	_______%	
	VanEck VIP Global Resources Fund*	_______%	_______%Total

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ICC22:25-1352 Page 6 of 10 [2/22] [*XXXXX-22A1*]

Sector Portfolios	**BlackRock** Health Sciences* ______% **Delaware Ivy** VIP Energy* ______% **Invesco** V.I. Global Real Estate Fund* ______% **MFS**® Technology* ______% **MFS**® Utilities Series* ______% **Principal** Real Estate* ______%	______%Total
Defined Outcome Portfolios	**Invesco**® V.I. Nasdaq 100 Buffer Fund - September ______% **Invesco**® V.I. S&P 500 Buffer Fund - September ______% **Invesco**® V.I. Nasdaq 100 Buffer Fund - December ______% **Invesco**® V.I. S&P 500 Buffer Fund - December ______%	______%Total
Allowable Asset Allocation/Balanced Portfolios and Alternative Strategies Portfolios for use with GMWB Riders	**American Funds**® IS Asset Allocation Fund℠ ______% **American Funds**® IS Managed Risk Asset Allocation Fund℠ ______% **BlackRock** Global Allocation V.I. Fund ______% **Delaware Ivy** VIP Asset Strategy ______% **DFA** Balanced Allocation Portfolio ______% **Fidelity**® VIP FundsManager® 60% ______% **First Trust**/Dow Jones Dividend & Income Allocation Portfolio ______% **Franklin** Allocation VIP Fund ______% **Invesco** V.I. Balanced-Risk Allocation Fund ______% **Janus Henderson** VIT Balanced Portfolio ______% **JPMorgan** Hedged Equity ______% **MFS**® Total Return Series ______% **PLFA** ESG Diversified ______% **PLFA** Pacific Dynamix® Conservative-Growth ______% **PLFA** Pacific Dynamix® Moderate-Growth ______% **PLFA** Portfolio Optimization Conservative ______% **PLFA** Portfolio Optimization Moderate-Conservative ______% **PLFA** Portfolio Optimization Moderate ______% **State Street** Total Return V.I.S. Fund ______%	______%Total
Asset Allocation/Balanced Portfolios NOT allowed for use with GMWB Riders	**American Funds**® IS Capital Income Builder® Fund℠ ______% **American Funds**® IS Global Balanced Fund℠ ______% **BlackRock** 60/40 Target Allocation ETF V.I. Fund ______% **First Trust**/Dorsey Wright Tactical Core Portfolio ______% **First Trust** Multi Income Allocation Portfolio ______% **Franklin** Income VIP Fund ______% **Invesco** V.I. Equity and Income Fund ______% **JPMorgan** Insurance Trust Global Allocation Portfolio ______% **JPMorgan** Insurance Trust Income Builder Portfolio ______% **PIMCO** VIT All Asset Portfolio ______% **PLFA** ESG Diversified Growth ______% **PLFA** Pacific Dynamix® Growth ______% **PLFA** Portfolio Optimization Growth ______% **PLFA** Portfolio Optimization Aggressive-Growth ______%	______%Total
	MUST TOTAL 100%	______%Total

]

ICC22:25-1352 Page 7 of 10 [2/22] [*XXXXX-22A1*]

12. DOLLAR COST AVERAGING (DCA) (Optional) If elected, 100% of your initial investment will be allocated to the DCA Plus Fixed Term unless you indicate a different percentage below. If you select a percentage less than 100% in the Allocation Options section, the remainder of the purchase payment will be allocated pro rata to the allocations selected. To indicate a source account other than DCA Plus Fixed Term, use the Remarks section, or the [Transfers and Allocations] form. Additional investments will be allocated to the DCA Plus Fixed Term selection indicated below unless alternate instructions are on file or provided with the investment. [DCA Plus Fixed Term ] 13. REBALANCING (Optional) 14. REMARKS (Use for additional detail or clarifications). If additional space is needed, attach a letter signed and dated by the owner(s). 15. FRAUD NOTICE Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. 16. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination. I, the owner(s), understand that I have applied for a variable annuity contract (“contract”) issued by Pacific Life Insurance Company (“Pacific Life”). I received the variable annuity prospectus and applicable fund prospectuses, and if applicable, the Buyer’s Guide for Deferred Annuities for this variable annuity contract. After reviewing my financial background with my [financial professional], I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, and tax status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I have discussed all fees and charges for this contract with my [financial professional], including withdrawal charges, if applicable. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options. If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from my [financial professional], the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number; and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS th at I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien); and (4) I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. Cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. NOTE: The IRS does not require my consent to any provision on this application other than the certification required to avoid backup withholding. All answers to questions and statements made on this application are true and complete to the best of my knowledge and belief. CONTINUED ON NEXT PAGE [2/22] [* XXXXX-22A1*] ICC22:25-1352 Page 8 of 10 [QuarterlySemi-annuallyAnnually] % of initial investment. Default will be 100% if not indicated in the Allocation Options section. Select one: 6 months12 months

I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. SIGN HERE Owner’s Signature Date (mm/dd/yyyy) SIGN Joint Owner’s Signature (if applicable) Date (mm/dd/yyyy) Signed at: City State 17. [FINANCIAL PROFESSIONAL’S] STATEMENT 17A. EXISTING INSURANCE Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither box is checked.) 17. REPLACEMENT Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? If “Yes,” I affirm that I have referred the applicant to the replacement question in the Replacement Section of this application. ONE I hereby certify that I have used only Pacific Life’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement and followed Pacific Life’s written replacement guidelines. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives. I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner(s), as applicable, including age, income, net worth, and tax status, and any existing investments and insurance program. I certify that I have provided the applicant with all product and applicable fund prospectuses, and if applicable, the Buyer’s Guide for Deferred Annuities for this variable annuity contract. I further certify that I have also considered the owner’s liquidity needs, financial resources used to fund the annuity (including debts and obligations), willingness to accept any non-guaranteed elements, risk tolerance, and investment time horizon; that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my broker/dealer [Distribution Firm]. For states where applicable, I further certify that the recommended purchase is in the best interest of the owner(s), that I have followed the standards and obligations required under law in making that best interest determination, and that I did not place my own or Pacific Life’s financial interests ahead of the interests of the owner(s). I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant. If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. CONTINUED ON NEXT PAGE [2/22] [* XXXXX-22A1*] ICC22:25-1352 Page 9 of 10 CHECKYesNo CHECK ONEYesNo State Solicited: Complete this box for custodial-owned Qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and [financial professional] appointment purposes.

I further certify that, prior to soliciting the contract applied for, I have completed all state mandated annuity, insurance, and/or product training and agree to provide documentation of such completion upon request by Pacific Life. SIGN HERE Soliciting [Financial Professional’s] Signature Print [Financial Professional’s] Full Name SIGN HERE Soliciting [Financial Professional’s] Signature (if applicable) Print [Financial Professional’s] Full Name Send completed application as follows: APPLICATION WITH PAYMENT: Regular Mail Delivery: [P.O. Box 2290 Omaha, NE 68103-2290] Overnight Mail Delivery: [6750 Mercy Rd, RSD Omaha, NE 68106] APPLICATION WITHOUT PAYMENT: Regular Mail Delivery: [P.O. Box 2378 Omaha, NE 68103-2378] Overnight Mail Delivery: [6750 Mercy Rd, RSD Omaha, NE 68106] Email: [AnnuityService@PacificLife.com] Fax: [(888) 837-8172] Questions: Contract Owners: [(800) 722-4448] [Financial Professionals]: [(800) 722-2333] [2/22] [* XXXXX-22A1*] ICC22:25-1352 Page 10 of 10 [Financial Professional’s] Telephone Number [Financial Professional’s] Email Address Broker/Dealer’s Name (if applicable) Brokerage Account Number (optional) Distribution Firm’s Name (if applicable) Option [ABCDEF] ID # (if applicable) [Financial Professional’s] Telephone Number [Financial Professional’s] Email Address Broker/Dealer’s Name (if applicable) Brokerage Account Number (optional) Distribution Firm’s Name (if applicable) Option [ABCDEF] ID # (if applicable)